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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): October 29, 1999


                        ALLIANCE CAPITAL MANAGEMENT HOLDING L.P.
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             (Exact Name of Registrant as Specified in its Charter)


           Delaware                           1-9818                          13-3434400
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(State or Other Jurisdiction of      (Commission File Number)     (IRS Employer Identification No.)
Incorporation or Organization)


             1345 Avenue of the Americas
                 New York, New York                          10105
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      (Address of Principal Executive Offices)             (Zip Code)


                                 (212) 969-1000
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              (Registrant's telephone number, including area code)


                                      None
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          (Former Name or Former Address, if Changed Since Last Report)


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     ITEM 5.        Other Events.

     As previously announced, at a special meeting of unitholders held on September 22, 1999, the unitholders of Alliance Capital Management Holding L.P., f/k/a Alliance Capital Management L.P. ("Alliance Holding"), approved both the transfer of Alliance Holding's business to Alliance Capital Management L.P., f/k/a Alliance Capital Management L.P. II ("Alliance Capital"), a newly-formed private limited partnership, in exchange for all units of Alliance Capital (the "Reorganization") and the amendment and restatement of Alliance Holding's partnership agreement. In connection with the Reorganization, Alliance Holding offered to its unitholders the opportunity to exchange Alliance Holding units for Alliance Capital units on a one-for-one basis (the "Exchange Offer").

     On October 29, 1999, the parties to the litigation brought against Alliance Holding, Alliance Capital, Alliance Capital Management Corporation (the "General Partner"), Dave H. Williams, Bruce W. Calvert, Robert H. Joseph, Jr. and John D. Carifa (together with Alliance Holding, Alliance Capital and the General Partner, the "Defendants") by R.S.M. Inc. and Mel Mohr, trustee for the Irene Mohr Revocable Trust (the "Plaintiffs"), purportedly on behalf of themselves and other unitholders of Alliance Holding, entered into a memorandum of understanding (the "Memorandum of Understanding") setting forth the parties' agreement in principle to the terms of a proposed settlement of that action.

     Pursuant to the Memorandum of Understanding, Defendants agreed, in order to avoid the burden, expense and distraction of further litigation and to put to rest all claims arising out of or relating in any way to the Reorganization, the Exchange Offer or the amendment and restatement of the Alliance Holding partnership agreement and the Alliance Capital partnership agreement and to permit the Reorganization, the Exchange Offer and the amendment and restatement of both the Alliance Holding partnership agreement and the Alliance Capital partnership agreement to proceed without risk of injunctive relief, that: (1) Alliance Holding will amend certain provisions of Sections 6, 7 and 15 of the Alliance Holding partnership agreement to, among other things, restore the unanimous vote of partners and unitholders required to continue the partnership upon certain dissolution events, and Alliance Capital will amend certain provisions of Sections 6 and 7 of its partnership agreement to, among other things, permit Alliance Holding's unitholders the same access and inspection rights with respect to the books and records of Alliance Capital as such unitholders will have with respect to the books and records of Alliance Holding;
(2) Alliance Holding will disseminate the notice of the settlement to its unitholders and will pay any attorneys' fees and expenses the Court of Chancery of the State of Delaware in and for New Castle County (the "Court") may award; and (3) Plaintiffs and Defendants will attempt in good faith to execute as soon as practicable a Stipulation of Settlement of all claims asserted in the Complaint and all other claims, if any, arising out of or relating in any way to the Reorganization, the Exchange Offer or the amendment and restatement of either the Alliance Holding partnership agreement or the Alliance Capital partnership agreement.

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     The settlement contemplated in the Memorandum of Understanding is subject to the consummation of the Reorganization and the Exchange Offer, the completion by Plaintiffs of appropriate discovery reasonably satisfactory to Plaintiffs' counsel and final Court approval of the settlement and dismissal of the action with prejudice and without costs to any party except as provided below. If the Court approves the settlement that is contemplated in the Memorandum of Understanding, Defendants and certain of their affiliates will be released from all claims, whether known or unknown, that were or could have been raised against them in the action (or that relate in any way to the Reorganization, the Exchange Offer or the amendment and restatement of either the Alliance Holding partnership agreement or the Alliance Capital partnership agreement), and the action will be dismissed with prejudice as to Plaintiffs' and a class consisting of all Alliance Holding unitholders. In connection with the Court approval of the settlement contemplated in the Memorandum of Understanding, Plaintiffs' counsel may apply to the Court for an award of fees and expenses of up to an aggregate amount of $400,000 which, if awarded, will be paid by Alliance Holding to Plaintiffs' counsel. Defendants will not oppose any such application for fees and expenses.

     This description of the terms of the proposed settlement is qualified in its entirety by reference to the complete Memorandum of Understanding, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

   ITEM 7(c).  Exhibits.

     99.1 Memorandum of Understanding dated October 29, 1999 relating to an action pending in the Court of Chancery of the State of Delaware in and for New Castle County titled R.S.M., Inc. et ux v. Alliance Capital Management L.P., et al., C. A.
               No. 17449 NC.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      ALLIANCE CAPITAL MANAGEMENT HOLDING L.P.

                                      ALLIANCE CAPITAL MANAGEMENT
                                      CORPORATION, its General Partner

Dated:  November 1, 1999              By: /s/ David R. Brewer, Jr.
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                                          Name:  David R. Brewer, Jr.
                                          Title: Senior Vice President and
                                                     General Counsel




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